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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-78414) pertaining to the Executive Risk Inc. Nonqualified Stock Option Plan, the Executive Risk Inc. Employee Incentive Nonqualified Stock Option Plan, the Executive Risk Inc. IPO Stock Compensation Plan, and the Executive Risk Inc. Nonemployee Directors Stock Option Plan Option Agreements for Outside Directors of Executive Re Inc. and in the Registration Statement (Form S-8 No. 333-52307) pertaining to the Executive Risk Inc. Performance Share Plan and the Executive Risk Inc. Stock Incentive Plan of our report dated February 6, 1999 with respect to the consolidated financial statements and schedule of Executive Risk Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP

Stamford, Connecticut

March 26, 1999